Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Comstock Resources, Inc. 2019 Long-term Incentive Plan of the reference of our firm and to the reserve estimates as of December 31, 2018 and our report thereon included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Lee Keeling & Associates, Inc.

Lee Keeling & Associates, Inc.

Dallas, Texas,

June 4, 2019